EXHIBIT 12.1

                        PIEDMONT MANAGEMENT COMPANY INC.
                    COMPUTATION OF EARNINGS TO FIXED CHARGES

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                                       FOR THE NINE MONTHS                   FOR THE YEAR ENDED
                                       ENDED SEPTEMBER 30,                      DECEMBER 31,
                                       --------------------   ------------------------------------------------
                                         1995        1994      1994      1993       1992       1991      1990
                                       --------     -------   -------   -------   --------    -------   ------
                                                               (DOLLARS IN THOUSANDS)
EARNINGS BEFORE FIXED CHARGES:
  Income (loss) from continuing
    operations before undistributed
    income (loss) of investees and
income taxes.........................  $(19,482)    $(6,162)  $(5,947)  $13,774   $(14,582)   $(2,712)  $2,870
  Interest and debt expense..........     1,426         318       437       474        665      1,196    1,607
  Interest portion of rental
expense..............................       548         548       730       743        779        733      707
                                       --------     -------   -------   -------   --------    -------   ------
  Earnings before fixed charges......  $(17,508)    $(5,296)  $(4,780)  $14,991   $(13,138)   $  (783)  $5,184
                                       --------     -------   -------   -------   --------    -------   ------
                                       --------     -------   -------   -------   --------    -------   ------
FIXED CHARGES:
  Interest and debt expense..........     1,426         318       437       474        665      1,196    1,607
  Interest portion of rental
expense..............................       548         548       730       743        779        733      707
                                       --------     -------   -------   -------   --------    -------   ------
  Fixed charges......................  $  1,974     $   866   $ 1,167   $ 1,217   $  1,444    $ 1,929   $2,314
                                       --------     -------   -------   -------   --------    -------   ------
                                       --------     -------   -------   -------   --------    -------   ------
  Ratio of earnings to fixed
charges..............................     --          --        --        12.32x     --         --        2.24x
                                       --------     -------   -------   -------   --------    -------   ------
                                       --------     -------   -------   -------   --------    -------   ------
  Deficiency in earnings available to
cover fixed charges..................  $(19,482)    $(6,162)  $(5,947)    --      $(14,582)   $(2,712)    --
                                       --------     -------   -------   -------   --------    -------   ------
                                       --------     -------   -------   -------   --------    -------   ------
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